UNITED STATES
SECURITES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 28, 2011
PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Mississippi

(State or Other Jurisdiction of Incorporation)

01-12103	64-0709834

(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS	39530

(Address of Principal Executive Offices)	(Zip Code)
(228) 435-5511

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Addresss, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.07.	Results of Shareholder Vote
The Annual Meeting of Shareholders of Peoples Financial Corporation was held on April 27, 2011. There were 5,136,918 shares entitled to vote at the Annual Meeting. Except in the election of directors, each share of common stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. The matters voted upon and the results of the vote were:
(a) Election of five directors to hold office for a term of one year:

					Total Shares
	Approve	Disapprove	Abstain	Not Voted(1)	Outstanding
Drew Allen	3,862,591.533	245,609.000	20,481.948	1,008,235.519	5,136,918.000
Rex E. Kelly	4,099,337.563	8,862.970	20,481.948	1,008,235.519	5,136,918.000
Dan Magruder	3,862,338.533	245,862.000	20,481.948	1,008,235.519	5,136,918.000
Lyle M. Page	3,832,125.675	276,073.000	20,483.806	1,008,235.519	5,136,918.000
Chevis C. Swetman	3,646,341.533	462,051.000	20,289.948	1,008,235.519	5,136,918.000
(1) Includes broker non-votes of 332,004.000.
(b) Appointment of Porter Keadle Moore, LLP as the independent public accountants:

Approve	4,422,851.277
Disapprove	9,710.000
Abstain	28,125.204
Not Voted	676,231.519

Total Shares Outstanding	5,136,918.000

(c) Transaction of other business:

Approve	3,945,407.601
Disapprove	459,222.000
Abstain	56,056.880
Not Voted	676,231.519

Total Shares Outstanding	5,136,918.000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 28, 2011

PEOPLES FINANCIAL CORPORATION
By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO